SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   May 16, 2007

BAUSCH & LOMB INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

New York	1-4105	16-0345235
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	Number)

One Bausch & Lomb Place
Rochester, NY, 14604-2701
(Address of principal executive offices)

(585) 338.6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On May 16, 2007, Bausch & Lomb Incorporated, a New York corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WP Prism LLC, a Delaware limited liability company (“Parent”), and WP Prism Merger Sub Inc., a New York corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Merger Sub and Parent are affiliates of Warburg Pincus LLC (“Warburg”) formed by Warburg in order to acquire the Company.

     The Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. In the Merger, each outstanding share of common stock and Class B stock of the Company, other than any dissenting shares, shares held by Parent, Merger Sub, the Company or any of their respective subsidiaries and treasury shares, will be cancelled and converted into the right to receive $65.00 in cash, without interest.

     The Board of Directors of the Company, acting upon the recommendation of the Special Committee composed entirely of independent directors, has unanimously determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, the Company and its shareholders (other than shareholders (if any) who invest in Parent or Merger Sub, as to whom the Special Committee has not made any such determination), approved the Merger Agreement and resolved to recommend adoption of the Merger Agreement by Company shareholders.

     The closing of the Merger is subject to customary closing conditions, including adoption of the Merger Agreement by the Company’s shareholders and regulatory approvals. Closing is not subject to any financing condition.

     The Merger Agreement contains a “go-shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through July 5, 2007. After that date, the Company may continue discussions with any “Excluded Party,” defined as a party (or group of parties) that submits a written proposal during the go-shop period that the Company’s Board of Directors or the Special Committee, as applicable, (1) believes in good faith to be bona fide and (2) determines in good faith, after consultation with its financial advisors and outside counsel, constitutes or is reasonably likely to result in a “Superior Proposal” (as defined in the Merger Agreement). After this period, the Company is not permitted to solicit other proposals but may share information and have discussions regarding unsolicited alternative proposals that meet certain conditions set forth in the Merger Agreement.

     The Company may terminate the Merger Agreement under certain specified circumstances, including if its Board of Directors determines in good faith that it has received a Superior Proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, the Company must pay a fee of $120 million to Parent, unless such termination is in connection with a Superior Proposal submitted by an Excluded Party, in which case the fee will be $40 million. The $120 million fee payable by the Company to Parent is also payable in other limited circumstances involving a competing proposal and termination of the Merger Agreement. In certain other circumstances where the Merger Agreement is terminated and no transaction in connection with a competing proposal is entered into or consummated, the Company must reimburse Parent and Merger Sub for their expenses not to exceed $35 million.

     Under certain other circumstances, including if Parent fails to consummate the Merger by a specified time period and certain other conditions are met, the Merger Agreement provides for Merger Sub to pay to the Company a fee of $120 million upon termination of the Merger Agreement. Payment of this fee is the Company’s sole recourse against Parent and its affiliates under the Merger Agreement. Affiliated funds of Warburg have delivered to the Company limited guarantees of Parent’s and Merger Sub’s obligations to pay certain amounts under the Merger Agreement (including the $120 million fee), up to a maximum amount of $120 million in the aggregate, plus other expenses, if applicable.

     The Company has made customary representations and warranties in the Merger Agreement and agreed to customary covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing.

     Parent has provided the Company with executed equity and debt financing commitments that provide for the necessary funds to consummate the transactions contemplated by the Merger Agreement, including the Merger.

     The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and by Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter delivered in connection with the signing of the Merger Agreement. The disclosure letter contains information that has been included in the Company’s general prior public disclosures, as well as potential additional non-public information. While the Company does not believe that the disclosure letter contains information required to be publicly disclosed under the securities laws other than information that has already been so disclosed, the disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent or Merger Sub at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information and Where To Find It

     In connection with the proposed transaction, a proxy statement of the Company and other materials will be filed with the SEC. COMPANY INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain copies of the proxy statement (when available) as well as other filed documents containing information about the Company without charge at www.sec.gov, the SEC’s internet site. Copies of the Company’s SEC filings are also available without charge on the Company’s internet site at www.bausch.com.

Forward Looking Information

     This communication may contain, among other things, certain statements of a forward-looking nature. Such statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statement. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following the announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the Merger; (4) the failure of Parent and Merger Sub to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; and (6) other factors described in the Company’s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q, 12b-25 and 8-K. Many of the factors that will determine the outcome of the subject matter of this communication are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

Interests of Participants

     The Company and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in favor of the proposed transaction. Additional information regarding the interests of potential participants in the proxy solicitation will be included in the definitive proxy statement and other relevant documents that the Company intends to file with the SEC in connection with the scheduled special meeting of its shareholders.

Item 8.01 Other Events.

     On May 16, 2007, the Company issued a press release announcing the Merger and the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished pursuant to Item 8.01 of Form 8-K. The information contained in the press release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 16, 2007, by
and among WP Prism LLC, WP Prism Merger Sub Inc. and
Bausch & Lomb Incorporated

99.1	Press Release, dated May 16, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BAUSCH & LOMB INCORPORATED
By: /s/ Robert B. Stiles
Name: Robert B. Stiles
Title: Senior Vice President and General Counsel

Date: May 16, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 16, 2007, by
and among WP Prism LLC, WP Prism Merger Sub Inc. and
Bausch & Lomb Incorporated

99.1	Press Release, dated May 16, 2007